                                                                    EXHIBIT 99.4


                          CITICORP OFFERS RELATING TO
                 GRUPO FINANCIERO BANAMEX ACCIVAL, S.A. DE C.V.

                                                                      [--, 2001]

To Brokers, Dealers, Banks, Trust Companies, Custodians and other Securities
Intermediaries:

     Citicorp is making simultaneous offers:

     - to purchase each outstanding ordinary share of Series O-1 Stock of Grupo Financiero Banamex Accival, S.A. de C.V. ("Banacci") for US $2.6544 per share, net to the seller in cash, and

     - to sell to each Banacci shareholder who participates in the offer to purchase 0.0269 share of common stock of Citigroup Inc. per Banacci ordinary share tendered, at a price of US $1.3272 per 0.0269 share of Citigroup common stock.

     The total net consideration received for each Banacci ordinary share validly tendered will be US$1.3272 net to the seller in cash and 0.0269 share of Citigroup common stock. The simultaneous offer to purchase and offer to sell form a single offer and can only be accepted together. A tender of Banacci ordinary shares in the offer to purchase will be deemed to be an acceptance of the offer to sell shares of Citigroup common stock. These dollar and share amounts have been rounded to four decimal places. We will calculate the dollar and share amounts payable to the exchange agent, and the exchange agent will calculate such amounts payable to the tendering Indeval participants (as defined herein), using sufficient decimal places such that the total net consideration per Banacci ordinary share will be US$1.3272456997 net to the seller in cash and
0.0269436804 share of Citigroup common stock, although cash payments will be rounded to the nearest cent and no fractional Citigroup shares will be delivered.


     THE OFFER WILL EXPIRE AT 4:45 P.M., NEW YORK CITY TIME (3:45 P.M. MEXICO CITY TIME) ON [--, 2001] UNLESS EXTENDED (THE "EXPIRATION DATE"). EXCEPT AS PROVIDED IN THE PROSPECTUS WITH RESPECT TO CERTAIN EXTENSIONS OR CHANGES TO THE OFFER, NO WITHDRAWAL RIGHTS WILL BE AVAILABLE AND ALL TENDERS WILL BE IRREVOCABLE.


     For your information, and for forwarding to your clients for whom you hold Banacci ordinary shares, we are enclosing the following documents in connection with Citicorp's offer


     - The prospectus relating to the offer, and



     - A form of letter ("Client Letter") that may be sent by you to your clients for whom you hold Banacci ordinary shares, which includes a form for use by your clients to convey to you instructions to tender their Banacci ordinary shares in the offer.



     We also enclose a United States Internal Revenue Service Form W-8IMY and Substitute Form W-9. IF YOU ARE AN INDEVAL PARTICIPANT AND ARE TENDERING BANACCI SHARES IN THE OFFER FOR YOUR OWN ACCOUNT OR ON BEHALF OF BENEFICIAL OWNERS, YOU MUST COMPLETE ONE OF THESE FORMS. IMPORTANT INSTRUCTIONS FOR THESE TAX FORMS APPEAR BELOW UNDER THE CAPTION "IMPORTANT TAX FORMS."



     The offer is subject to a number of conditions as described in the prospectus.



     Citicorp will not pay any fractional shares of Citigroup common stock in the offer. Citicorp will pay each tendering Indeval participant cash in lieu of any fractional shares as described in the prospectus.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN RESPECT OF THE OFFER.

     Citicorp will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Banacci ordinary shares pursuant to the offer. Citicorp will pay, or cause to be paid, all security transfer taxes, if any, with respect to the issuance of any shares of Citigroup common stock pursuant to the offer, unless the holder tendering Banacci ordinary shares differs from the person receiving shares of Citigroup common stock in exchange or if a transfer tax is imposed for any reason other than the issuance of Citigroup common stock pursuant to the offer, in which case the amount of any transfer taxes must be paid by the tendering holder.


     In order to facilitate this process, Citibank Mexico, the exchange agent for the offer (the "Exchange Agent"), will not impose a transaction fee for establishing a book-entry account in respect of the Banacci ordinary shares to be tendered in the offer.



     In order to validly tender your client's Banacci ordinary shares in the offer, prior to the Expiration Date, you (or, if the shares are held in an account at S.D. Indeval S.A. de C.V. Institucion para el Deposito de Valores ("Indeval"), the depository for the Mexican securities clearing system, of another broker, dealer, bank, trust company, custodian or other securities intermediary reflected on the books and records of Indeval as the holder of such shares (an "Indeval participant"), such Indeval participant) must:


          (1) deliver such Banacci ordinary shares by means of book-entry transfer into the Indeval account maintained for such purpose by the Exchange Agent and which will be specified by the Exchange Agent to you promptly after the commencement of the offer, and


          (2) deliver to the Exchange Agent, at its address in Mexico City specified below and on the back cover of the prospectus, a signed and completed Indeval participant tender letter which we refer to as an "Indeval Letter," a form of which will be provided by the Exchange Agent to you promptly after the commencement of the offer. You should contact the Exchange Agent immediately in order to determine any appropriate local documentation necessary to effect a tender.


By delivering the Indeval Letter, you are agreeing (or, if your client's shares are held in an Indeval account of another Indeval participant, by instructing such Indeval participant to tender the shares in the offer, you will be deemed to have caused the delivery by the Indeval participant of such Indeval Letter to the Exchange Agent, and thereby agreed): (1) to be bound by, and to bind the holder on whose behalf you are acting, to the terms and conditions of the offer as set forth in the prospectus and (2) that Citicorp and the Exchange Agent may enforce such agreement against you and such holder.


     WE WILL PAY THE EXCHANGE AGENT ON YOUR BEHALF THE CASH PORTION OF THE TOTAL NET CONSIDERATION IN THE OFFER IN U.S. DOLLARS. Upon payment of this amount and delivery of the Citigroup shares payable in the offer, Citicorp will have satisfied its obligations relating to the offer and will not have any further responsibility with respect to the offer, including with respect to any payments to be made to Indeval participants or any foreign exchange transactions to be effected as described below. Unless you instruct the exchange agent otherwise, the exchange agent will promptly pay over to you your client's pro-rata share of the total U.S. dollars received by the exchange agent. You may, however, instruct the exchange agent to have a third party convert the dollars allocable to you into pesos. A third party retained by the exchange agent and acting on its behalf will obtain pesos for all holders who so instruct. The Letter to Clients provided with this prospectus includes a box to check for your clients to instruct you to do so on their behalf. If the Indeval Letter delivered by you instructs the exchange agent to do so, the exchange agent will convert the cash portion of the total net consideration to be paid to you into pesos.



     The exchange agent has agreed that it will seek to obtain a commitment from the third party retained to effectuate the conversion from dollars to pesos that it will use commercially reasonable procedures to effect the conversion. The third party retained will be a recognized financial institution which has substantial foreign exchange operations in the dollar-peso market and is not affiliated with the exchange agent or Banacci.



     At any time and from time to time after commencement of the offer and on or before the 20th business day following the settlement date for the offer, a third party retained by the exchange agent and acting on its behalf will engage in transactions to exchange for pesos the aggregate amount of U.S. dollars that tendering Indeval participants instruct it to exchange. Upon the completion of these transactions, but in any event no later than the 20th business day following the settlement date, the exchange agent will simultaneously pay each Indeval participant who instructed the exchange agent to convert dollars into pesos on behalf of tendering holders its pro-rata portion of the aggregate number of pesos received in such transactions, net of all transaction costs, plus interest, if any, earned on such offering proceeds between the settlement date and the date pesos are paid to the Indeval participants. Any holder who instructs the exchange agent to exchange dollars into pesos, or on whose behalf an Indeval participant instructs the exchange agent to exchange dollars into pesos, will be deemed to have irrevocably agreed to the exchange on the terms set forth herein and in the prospectus.



     Each such Indeval participant will distribute the net offer proceeds received by it to the beneficial owners of Banacci shares on whose behalf it tendered shares in the offer according to the arrangements between the beneficial owners and the Holder's Agent and none of Citigroup, Citicorp or the exchange agent will have any responsibility for these payments.



     The third party retained by the exchange agent and acting on its behalf will exchange dollars for pesos based on prevailing exchange rates and not at a fixed or guaranteed exchange rate. We make no assurances as to the timing, execution or rate at which these transactions will occur. Holders who have instructed the exchange agent to exchange U.S. dollars for Mexican pesos will bear the risk of changes in dollar-peso exchange rates during the period the exchange agent has to effect the exchange of dollars into pesos, and exchange rates could change materially during this period.



     If you do not hold the tendered shares on your client's behalf in an Indeval account, you should contact the Indeval participant through which you hold the shares to assure that all necessary arrangements are made with such participant in a timely manner in order to permit such participant to make book-entry delivery of the shares and physical delivery of all required documents on or before the Expiration Date. You and your client will be responsible for the risks in connection with the procedures of such Indeval participant, and each of Citigroup, Citicorp and the exchange agent will have no liabilities or obligations in connection with such risks.


     Banacci ordinary shares being tendered must be delivered to the Exchange Agent in accordance with the procedures described in the prospectus before the Expiration Date, as there will be no guaranteed delivery procedures permitting delivery after the Expiration Date.


IMPORTANT TAX FORMS



     We have enclosed a United States Internal Revenue Service Form W-8IMY and Substitute Form W-9. Please follow the applicable instructions below with respect to these Forms.



Instructions for Non-U.S. Persons



     IF YOU ARE NOT A U.S. PERSON, YOU MUST FILL OUT THE FORM W-8IMY AND RETURN IT TO CITIBANK MEXICO. THE FORM W-8IMY WILL REMAIN ON FILE AT CITIBANK MEXICO AS DOCUMENTATION WITH RESPECT TO ITS OBLIGATION AS PAYING AGENT UNDER U.S. TAX LAW. IF CITIBANK MEXICO DOES NOT RECEIVE AN EXECUTED COPY OF FORM W-8IMY, CITIGROUP MAY BE REQUIRED TO WITHHOLD, AT THE RATES PROVIDED IN THE UNITED STATES INTERNAL REVENUE CODE, A PORTION OF THE CASH CONSIDERATION PAYABLE TO YOUR CLIENTS.



Instructions for U.S. Persons



     If you are a U.S. person, you must provide Citibank Mexico your correct taxpayer identification number and certify that you are not subject to backup withholding by completing the Substitute Form W-9 included with this letter. In general, if you are an individual, your taxpayer identification number is your Social Security number. If the Citibank Mexico is not provided with the correct taxpayer identification number, you may be.subject to a $50 penalty imposed by the Internal Revenue Service. You are not subject to these backup withholding and reporting requirements if you are described on the following list of exempt holders:



     - An organization exempt from tax under U.S. Internal Revenue Code ("Code")
      section 501(a), any IRA, or a custodial account under Code section 403(b)(7) if the account satisfies the requirements of Code section 401(f)(2).



     - The United States or any of its agencies or instrumentalities.

     - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.



     - A foreign government or any of its political subdivisions, agencies or instrumentalities.



     - An international organization or any of its agencies or instrumentalities.



     - A corporation.



     - A foreign central bank of issue.



     - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.



     - A real estate investment trust.



     - An entity registered at all times during the tax year under the Investment Company Act of 1940.



     - A common trust fund operated by a bank under Code section 584(a).



     - A financial institution.



     Exempt holders should indicate their exempt status in Part II of the Substitute Form W-9.


Your solicitation of tenders of Banacci ordinary shares will constitute your representation to Citicorp that (i) in connection with such solicitation, you have complied with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, and any other applicable securities and blue sky regulations, (ii) if you are a foreign broker or dealer, you have conformed with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in making solicitations, (iii) in soliciting tenders of Banacci ordinary shares, you have not used any solicitation materials other than those furnished by Citicorp and (iv) in connection with such solicitation, you have complied with applicable requirements of the Mexican Securities Law, and the applicable rules and regulations thereunder, and any other applicable Mexican regulations.

     THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE TO, AND TENDERS WILL NOT BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, CITICORP MAY, IN ITS SOLE DISCRETION, TAKE ANY ACTION IT MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SHARES IN ANY JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON CITICORP'S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF THE RELEVANT JURISDICTION.

                                          Very truly yours,

                                          Citicorp

--------------------------------------------------------------------------------

SUBSTITUTE                                                                                   PART II FOR PAYEES EXEMPT
 FORM W-9                  PART I TAXPAYER IDENTIFICATION NO. -- FOR ALL ACCOUNTS                    FROM BACKUP
                                                                                                     WITHHOLDING
 DEPARTMENT OF THE
 TREASURY
 INTERNAL REVENUE
 SERVICE
 PAYER'S REQUEST FOR
 TAXPAYER IDENTIFICATION
 NO.

                           Enter your taxpayer
                           identification number in
                           the appropriate box. For     SOCIAL SECURITY NUMBER
                           most individuals and sole
                           proprietors, this is your    OR
                           social security number. For
                           other entities, it is your
                           Employer Identification      EMPLOYER IDENTIFICATION NUMBER
                           Number.

---------------------------------------------------------------------------------------------------------------------------

 CERTIFICATION. -- Under penalties of perjury, I certify that:

 (1)    The number shown on this form is my correct Taxpayer Identification Number or I am waiting for a number to be issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, there will be withholding at the rates specified in the Code on all reportable payments made to me thereafter will be withheld until I provide a number;

 (2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

 (3)    Any other information provided on this form is true, correct and complete.

 Certification Instructions. -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
---------------------------------------------------------------------------------------------------------------------------
 SIGNATURE ........................................................................ DATE ...............................
---------------------------------------------------------------------------------------------------------------------------



NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE RATES SPECIFIED IN THE CODE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

Form  W-8IMY                      CERTIFICATE OF FOREIGN INTERMEDIARY,
(Rev. December 2000)           FOREIGN FLOW-THROUGH ENTITY, OR CERTAIN U.S.                                      OMB No. 1545-1621
                               BRANCHES FOR UNITED STATES TAX WITHHOLDING
Department of the Treasury   - Section references are to the Internal Revenue Code.
Internal Revenue Service       - See separate instructions.
                             - Give this form to the withholding agent or payer. Do not send to the IRS.

DO NOT USE THIS FORM FOR:                                                                                        INSTEAD, USE FORM:

-  A beneficial owner solely claiming foreign status or treaty benefits                                                  W-8BEN

-  A hybrid entity claiming treaty benefits on its own behalf                                                            W-8BEN

-  A person claiming an exemption from U.S. withholding on income effectively connected with the conduct
   of a trade or business in the United States                                                                           W-8ECI

-  A disregarded entity. Instead, the single foreign owner should use                                          W-8BEN or W-8ECI

-  A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability
   of section(s) 115(2), 501(c), 892, 895, or 1443(b)                                                                    W-8EXP

PART I      IDENTIFICATION OF ENTITY

1   Name of individual or organization that is acting as intermediary   2   Country of incorporation or organization

3   Type of entity-check the appropriate box:                           [ ] Withholding foreign trust. Complete Part V.

    [ ] Qualified intermediary. Complete Part II.                       [ ] Nonwithholding foreign partnership. Complete Part VI.

    [ ] Nonqualified intermediary. Complete Part III.                   [ ] Nonwithholding foreign simple trust. Complete Part VI.

    [ ] U.S. branch. Complete Part IV.                                  [ ] Nonwithholding foreign grantor trust. Complete Part VI.

    [ ] Withholding foreign partnership. Complete Part V.

4 Permanent residence address (street, apt. or suite no., or rural route). DO NOT USE P.O. BOX.

    City or town, state or province. Include postal code where appropriate.                       Country (do not abbreviate)

5   Mailing address (if different from above)

    City or town, state or province. Include postal code where appropriate.                       Country (do not abbreviate)

6   U.S. taxpayer identification number (if required, see instructions) -         7    Foreign tax identifying number, if any
                                                                                       (optional)

    [ ] SSN or ITIN             [ ] EIN               [ ] QI-EIN

8   Reference number(s) (see instructions)

PART II      QUALIFIED INTERMEDIARY

9a [ ] (All qualified intermediaries check here) I certify that the entity identified in Part I:

       - Is a qualified intermediary and is not acting for its own account with respect to the account(s) identified on line 8 or in a withholding statement associated with this form AND

       - Has provided or will provide a withholding statement, as required.

 b [ ] (If applicable) I certify that the entity identified in Part I has assumed primary withholding responsibility under Chapter 3 of the Code with respect to the account(s) identified on this line 9b or in a withholding statement associated with this form -


 c [ ] (If applicable) I certify that the entity identified in Part I has assumed primary Form 1099 reporting and backup withholding responsibility as authorized in its withholding agreement with the IRS with respect to the account(s) identified on this line 9c or in a withholding statement associated with this form -


PART III    NONQUALIFIED INTERMEDIARY

10a [ ] (All nonqualified intermediaries check here) I certify that the entity identified in Part I is not a qualified intermediary and is not acting for its own account.

  b [ ] (If applicable) I certify that the entity identified in Part I is using this form to transmit withholding certificates and/or other documentary evidence and has provided or will provide a withholding statement, as required.

FOR PAPERWORK REDUCTION ACT NOTICE, SEE SEPARATE INSTRUCTIONS.                 Cat. No. 25402Q         Form W-8IMY (Rev. 12-2000)

Form W-8IMY (Rev. 12-2000)                                               Page 2

PART IV    CERTAIN UNITED STATES BRANCHES

Note: You may use this Part if the entity identified in Part I is a U.S. branch of a foreign bank or insurance company and is subject to certain regulatory requirements (see instructions).

11 [ ] I certify that the entity identified in Part I is a U.S. branch and that the payments are not effectively connected with the conduct of a trade or business in the United States.

CHECK BOX 12 OR BOX 13, WHICHEVER APPLIES:

12 [ [ I certify that the entity identified in Part I is using this form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with this certificate.

13  [ ]  I certify that the entity identified in Part I:

         - Is using this form to transmit withholding certificates or other documentary evidence for the persons for whom the branch receives a payment AND

         - Has provided or will provide a withholding statement, as required.

PART V     WITHHOLDING FOREIGN PARTNERSHIP OR WITHHOLDING FOREIGN TRUST

14  [ ]  I certify that the entity identified in Part I:

         - Is a withholding foreign partnership or a withholding foreign trust
           AND

         - Has provided or will provide the withholding statement, as required.

PART VI    NONWITHHOLDING FOREIGN PARTNERSHIP, SIMPLE TRUST, OR GRANTOR TRUST

15  [ ]  I certify that the entity identified in Part I:

         - Is a nonwithholding foreign partnership, a nonwithholding foreign simple trust, or a nonwithholding foreign grantor trust and that the payments to which this certificate relates are not effectively connected, or are not treated as effectively connected, with the conduct of a trade or business in the United States AND

         - Has provided or will provide a withholding statement, as required.

PART VII   CERTIFICATION

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income for which I am providing this form or any withholding agent that can disburse or make payments of the income for which I am providing this form.


Sign Here -
            Signature of authorized official                  Date (MM-DD-YYYY)

                                                     Department of the Treasury
                                                     INTERNAL REVENUE SERVICE

Instructions for Form
W-8IMY
(Rev. December 2000)

CERTIFICATE OF FOREIGN INTERMEDIARY, FOREIGN
FLOW-THROUGH ENTITY, OR CERTAIN U.S. BRANCHES FOR
UNITED STATES TAX WITHHOLDING

Section References are to the Internal Revenue Code Unless Otherwise Noted.

GENERAL INSTRUCTIONS

NOTE: For definitions of terms used throughout these instructions, see DEFINITIONS on pages 2 and 3.

    Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of interest (including certain original issue discount (OID)), dividends, rent, premiums, annuities, compensation for, or in expectation of, services performed, or other fixed or determinable annual or periodical (FDAP) gains, profits, or income. This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, trustee, executor, or partnership, for the benefit of the beneficial owner.

NOTE: For additional
information and instructions for the withholding agent, see the INSTRUCTIONS FOR THE REQUESTER OF FORMS W-8BEN, W-8ECI, W-8EXP, AND W-8IMY.

WHO MUST FILE. Form W-8IMY must be provided by:

- A foreign person, or a foreign branch of a U.S. person, to establish that it is a qualified intermediary that is not acting for its own account, to represent that it has provided or will provide a withholding statement, as required, and, if applicable, to represent that it has assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.

- A foreign person to establish that it is a nonqualified intermediary that is not acting for its own account, and, if applicable, that it is using the form to transmit withholding certificates and/or other documentary evidence and has provided, or will provide, a withholding statement as required. A U.S. person cannot be a nonqualified intermediary.

- A U.S. branch of certain foreign banks or foreign insurance companies to represent that the income it receives is not effectively connected with the conduct of a trade or business within the United States AND either (a) that it is using the form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with the Form W-8IMY or (b) that it is using the certificate to transmit the documentation of the persons for whom it receives a payment and has provided, or will provide, a withholding statement, as required.

- A flow-through entity to represent that it is (a) a withholding foreign partnership or withholding foreign trust and will provide a withholding statement, as required or (b) a nonwithholding foreign partnership or nonwithholding foreign simple or grantor trust, the income which it receives is not effectively connected with a U.S. trade or business, and it has provided a withholding statement as required.

NOTE: Solely for purposes of providing this form, a reverse hybrid entity that is providing documentation on behalf of its interest holders to claim a reduced rate of withholding under a treaty is considered to be a nonqualified intermediary unless it has entered into a qualified intermediary agreement with the IRS.

    Provide Form W-8IMY to the withholding agent or payer before income is paid or credited to you on behalf of the beneficial owner. Failure to provide a Form W-8IMY or failure to provide necessary documentation and withholding statements to be associated with the form may lead to withholding of a 30% or 31% amount from the payment.

   DO NOT use Form W-8IMY if:

- You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and you need to establish that you are not a U.S. person. Instead, submit FORM W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

- You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and are claiming a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty. Instead, provide Form W-8BEN.

- You are filing for a hybrid entity claiming treaty benefits on its own behalf, or you are filing for a reverse hybrid entity and are NOT claiming treaty benefits on behalf of its interest holders. Instead, provide Form W-8BEN.

- You are the beneficial owner of income that is effectively connected with the conduct of a trade or business within the United States. Instead, provide FORM W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

- You are a nonresident alien individual who claims exemption from withholding on compensation for independent or certain dependent personal services performed in the United States. Instead, provide FORM 8233, Exemption From Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or FORM W-4, Employee's Withholding Allowance Certificate.

- You are filing for a disregarded entity (i.e., a business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner). Instead, provide Form W-8BEN or W-8ECI.

- You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide FORM W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, these entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim exempt recipient status for backup withholding purposes.

GIVING FORM W-8IMY TO THE WITHHOLDING AGENT. DO NOT send Form W-8IMY to the IRS. Instead, give it to the person who is requesting it. Generally, this person will be the one from whom you receive the payment or who credits your account. Give Form W-8IMY to the person requesting it before income is paid to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% rate (foreign-person withholding) or 31% (backup withholding) rate. Generally, a separate Form W-8IMY must be submitted to each withholding agent.

CHANGE IN CIRCUMSTANCES. If a change in circumstances makes any information on the Form W-8IMY (or any documentation or a withholding statement associated with the Form W-8IMY) you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the changes in circumstances and you must file a new Form W-8IMY or provide new documentation or a new withholding statement.

    You must update the information associated with Form W-8IMY as often as is necessary to enable the withholding agent to withhold at the appropriate rate on each payment and to report such income.

EXPIRATION OF FORM W-8IMY. Generally, a Form W-8IMY remains valid until the status of the person whose name is on the certificate is changed in a way relevant to the certificate or circumstances change that make the information on the certificate no longer correct. The indefinite validity period does not extend, however, to any withholding certificates, documentary evidence, or withholding statements associated with the certificate.

DEFINITIONS

FOREIGN PERSON. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

INTERMEDIARY. An intermediary is any person that acts as a custodian, broker, nominee, or otherwise as an agent for another person, regardless of whether that other person is the beneficial owner of the amount paid, a flow-through entity, or another intermediary.

    QUALIFIED INTERMEDIARY. A qualified intermediary is a person that is a party to a withholding agreement with the IRS and is:

- A foreign financial institution or a foreign clearing organization (other than a U.S. branch or U.S. office of the institution or organization),

- A foreign branch or office of a U.S. financial institution or a foreign branch or office of a U.S. clearing organization,

- A foreign corporation for purposes of presenting claims of benefits under an income tax treaty on behalf of its shareholders, or

- Any other person the IRS accepts as a qualified intermediary and who enters into a withholding agreement with the IRS.

    See Rev. Proc. 2000-12, 2000-4 I.R.B. 387, for procedures to apply to be a qualified intermediary.

    NONQUALIFIED INTERMEDIARY. A nonqualified intermediary is any intermediary that is not a U.S. person and that is not a qualified intermediary.

BENEFICIAL OWNER. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

    Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (i.e., a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not itself a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficiaries of a foreign grantor trust (i.e., a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owner of income paid to a foreign complex trust (i.e., a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

    The beneficial owner of income paid to a foreign estate is the estate itself.

FLOW-THROUGH ENTITY. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see page 3) with respect to the payment by an interest holder's jurisdiction.

WITHHOLDING FOREIGN PARTNERSHIP OR WITHHOLDING FOREIGN TRUST. A withholding foreign partnership or withholding foreign trust is a foreign partnership or a foreign simple or grantor trust that has entered into a withholding agreement with the IRS in which it agrees to assume primary withholding responsibility for all payments that are made to it for its partners, beneficiaries, or owners.

NONWITHHOLDING FOREIGN PARTNERSHIP, SIMPLE TRUST, OR GRANTOR TRUST. A nonwithholding foreign partnership is any foreign partnership other than a withholding foreign partnership. A nonwithholding foreign simple trust is any foreign simple trust that is not a withholding foreign trust. A nonwithholding foreign grantor trust is any foreign grantor trust that is not a withholding foreign trust.

HYBRID ENTITY. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid status is relevant for claiming treaty benefits.

REVERSE HYBRID ENTITY. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty.

FISCALLY TRANSPARENT ENTITY. An entity is treated as fiscally transparent with respect to an item of income to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity.

AMOUNTS SUBJECT TO WITHHOLDING. Generally, an amount subject to withholding is an amount from sources within the United States that is FDAP income. FDAP income is all income included in gross income, including interest (and original issue discount), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums). FDAP income also does not include items of U.S. source income that are excluded from gross income without regard to the U.S. or foreign status of the holder, such as interest under section 103(a).

REPORTABLE AMOUNT. Solely for purposes of the statements required to be attached to Form W-8IMY, a reportable amount is an amount subject to withholding, U.S. source deposit interest (including original issue discount), and U.S. source interest or original issue discount on the redemption of short-term obligations. It does not include payments on deposits with banks and other financial institutions that remain on deposit for 2 weeks or less or amounts received from the sale or exchange (other than a redemption) of a short-term obligation that is effected outside the United States. It also does not include amounts of original issue discount arising from a sale and repurchase transaction completed within a period of 2 weeks or less, or amounts described in Regulations section 1.6049-5(b)(7), (10), or (11) (relating to certain obligations issued in bearer form). See the instructions for Forms 1042-S and 1099 to determine whether these amounts are also subject to information reporting.

WITHHOLDING AGENT. A withholding agent is any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.


SPECIFIC INSTRUCTIONS

PART I

LINE 1. Enter your name. By doing so, you are representing to the payer or withholding agent that you are not the beneficial owner of the amounts that will be paid to you.

LINE 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter "N/A" (for "not applicable").

LINE 3. Check the one box that applies. If you are a foreign partnership receiving the payment on behalf of your partners, check the "Withholding foreign partnership" box or the "Nonwithholding foreign partnership" box, whichever is appropriate. If you are a foreign simple trust or foreign grantor trust receiving the payment on behalf of your beneficiaries or owners, check the "Withholding foreign trust" box, the "Nonwithholding foreign simple trust" box, or the "Nonwithholding foreign grantor trust" box, whichever is appropriate. If you are a foreign partnership (or a foreign trust) receiving a payment on behalf of persons other than your partners (or beneficiaries or owners), check the "Qualified intermediary" box or the "Nonqualified intermediary" box, whichever is appropriate. A reverse hybrid entity that is providing documentation from its interest holders to claim a reduced rate of withholding under a treaty should check the "Nonqualified intermediary" box unless it has entered into a qualified intermediary agreement with the IRS. See Parts II Through VI on page 4 if you are acting in more than one capacity.

LINE 4. Your permanent residence address is the address in the country where you claim to be a resident. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office or, if you are an individual, where you normally reside.

LINE 5. Enter your mailing address only if it is different from the address you show on line 4.

LINE 6. You must provide an employer identification number (EIN) if you are a U.S. branch of a foreign bank or insurance company.

    If you are acting as a qualified intermediary or a withholding foreign partnership or a withholding foreign trust, you must use the EIN that was issued to you in such capacity (your "QI-EIN"). If you also act as a nonqualified intermediary with respect to other amounts subject to withholding, you must complete a separate Form W-8IMY for those amounts and use the EIN, if any, that is not your QI-EIN.

    A nonqualified intermediary, a nonwithholding foreign partnership, or a nonwithholding foreign simple or grantor trust is generally not required to provide a U.S. TIN. However, a nonwithholding foreign grantor trust with five or fewer grantors is required to provide an EIN.

LINE 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here.

LINE 8. This line may be used by the filer of Form W-8IMY or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, a withholding agent who is required to associate a particular Form W-8BEN with this Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear.

PARTS II THROUGH VI

You should complete only one part. If you are acting in multiple capacities, you must provide separate Forms W-8IMY for each capacity. For example, if you are acting as a qualified intermediary for one account, but a nonqualified intermediary for another account, you must provide one Form W-8IMY in your capacity as a qualified intermediary, and a separate Form W-8IMY in your capacity as a nonqualified intermediary.


PART II - QUALIFIED INTERMEDIARY

    Check box 9a if you are a qualified intermediary (QI) (whether or not you assume primary withholding responsibility) for the income for which you are providing this form. By checking the box, you are certifying to all of the statements contained on line 9a.

    Check box 9b only if you have assumed primary withholding responsibility under Chapter 3 of the Code (nonresident alien withholding) with respect to the accounts identified on this line or in a withholding statement associated with this form.

    Check box 9c only if you have assumed primary Form 1099 reporting and backup withholding responsibility as authorized in a withholding agreement with the IRS with respect to the accounts identified on this line or in a withholding statement associated with this form.

    Although a QI obtains withholding certificates or appropriate documentation from beneficial owners, payees, and, if applicable, shareholders, as specified in your withholding agreement with the IRS, a QI does not need to attach the certificates or documentation to this form. However, to the extent you have not assumed primary Form 1099 reporting or backup withholding responsibility, you must disclose the names of those U.S. persons for whom you receive reportable amounts and that are not exempt recipients (as defined in Regulations section 1.6049-4(c)(1)(ii) or under section 6041, 6042, 6045, or 6050N). You should make this disclosure by attaching to Form W-8IMY the Forms W-9 (or substitute forms) of persons that are not exempt recipients. If you do not have a Form W-9 for a non-exempt U.S. payee, you must attach to Form W-8IMY any information you do have regarding that person's name, address, and TIN.

WITHHOLDING STATEMENT OF A QI. As a QI, you must provide a withholding statement to each withholding agent from which you receive reportable amounts. The withholding statement becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:

    1. Designate those accounts for which you act as a QI.

    2. Designate those accounts for which you assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.

    3. Provide information regarding withholding rate pools.

    A WITHHOLDING RATE POOL is a payment of a single type of income, based on the categories of income reported on Form 1042-S or Form 1099 (e.g., interest, dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must provide the withholding rate pool information that is required for the withholding agent to meet its withholding and reporting obligations. A withholding agent may request any information reasonably necessary to withhold and report payments correctly.

    If you do not assume primary Form 1099 reporting and backup withholding responsibility, you must establish a separate withholding rate pool for each U.S. non-exempt recipient account holder disclosed to the withholding agent unless the alternative procedure is used (see below). The withholding rate pools are based on valid documentation that you obtain under your withholding agreement with the IRS or, if a payment cannot be reliably associated with valid documentation, under the applicable presumption rules.

    ALTERNATIVE PROCEDURE FOR U.S. NON-EXEMPT RECIPIENTS. If permitted by the QI withholding agreement with the IRS and if approved by the withholding agent, you may establish:

- A single withholding rate pool (not subject to backup withholding) for all U.S. non-exempt recipient account holders for whom you have provided Forms W-9 prior to the withholding agent making any payments. Alternatively, you may include such U.S. non-exempt recipients in a zero rate withholding pool that includes U.S. exempt recipients and foreign persons exempt from non-resident alien withholding provided all the conditions of the alternative procedure are met AND

- A separate withholding rate pool (subject to 31% backup withholding) for all U.S. non-exempt recipient account holders for whom you have not provided Forms W-9 prior to the withholding agent making any payments.

    If you elect the alternative procedure, you must provide the information required by your QI withholding agreement to the withholding agent not later than January 15 of the year following the year in which the payments are paid. Failure to provide this information may result in penalties under sections 6721 and 6722 and termination of your withholding agreement with the IRS.

UPDATING THE STATEMENT. The statement by which you identify the relevant withholding rate pools must be updated as often as is necessary to allow the withholding agent to withhold at the appropriate rate on each payment and to correctly report the income to the IRS. The updated information becomes an integral part of Form W-8IMY.

PART III - NONQUALIFIED INTERMEDIARY

If you are providing Form W-8IMY as a nonqualified intermediary (NQI), you must check box 10a. By checking this box, you are certifying to all of the statements on line 10a. Check box 10b if you are using this form to transmit withholding certificates or other documentation.

    If you are acting on behalf of another NQI or on behalf of a foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must attach to your Form W-8IMY the Form W-8IMY of the other NQI or the foreign partnership or the foreign trust together with the withholding certificates and other documentation attached to that Form W-8IMY.

WITHHOLDING STATEMENT OF AN NQI. An NQI must provide a withholding statement to obtain reduced rates of withholding for its customers and to avoid certain reporting responsibilities. The withholding statement must be provided prior to a payment and becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:

    1. Contain the name, address, U.S. TIN (if any), and the type of documentation (documentary evidence, Form W-9, or type of Form W-8) for every person for whom documentation has been received and must state whether that person is a U.S. exempt recipient, a U.S. non-exempt recipient, or a foreign person. The statement must indicate whether a foreign person is a beneficial owner or an intermediary, flow-through entity, or U.S. branch and the type of recipient, based on the recipient codes reported on Form 1042-S.

    2. Allocate each payment by income type to every payee for whom documentation has been provided. The type of income is based on the income codes reported on Form 1042-S (or, if applicable, the income categories for Form
1099). If a payee receives income through another NQI, flow-through entity, or U.S. branch, your withholding certificate must also state the name, address, and U.S. TIN, if known, of the other NQI or U.S. branch from which the payee directly receives the payment or the flow-through entity in which the payee has a direct ownership interest. If another NQI, flow-through entity, or U.S. branch fails to allocate a payment, you must provide, for that payment, the name of the NQI, flow-through entity, or U.S. branch that failed to allocate the payment.

    3. If a payee is identified as a foreign person, you must specify the rate of withholding to which the payee is subject, the payee's country of residence and, if a reduced rate of withholding is claimed, the basis for that reduced rate (e.g., treaty benefit, portfolio interest, exempt under section 501(c)(3), 892, or 895). The statement must also include the U.S. TIN (if required) and, if the beneficial owner is not an individual and is claiming treaty benefits, state whether the limitation on benefits and section 894 statements have been provided by the beneficial owner. You must inform the withholding agent as to which payments those statements relate.

    4. Contain any other information the withholding agent requests in order to fulfill its withholding and reporting obligations under Chapter 3 of the Code and/or Form 1099 reporting and backup withholding responsibility.

    ALTERNATIVE PROCEDURES FOR NQIS. Under this procedure, you may provide information allocating a payment of a reportable amount to each payee (including U.S.-exempt recipients) after a payment is made. To use the alternative procedure you must inform the withholding agent on your withholding statement that you are using the procedure and the withholding agent must agree to the procedure.

[CAUTION SIGN]  This alternative procedure cannot be used for payments that are allocable to U.S. non-exempt CAUTION recipients.

    Under this procedure, you must provide a withholding agent with all the information required on the withholding statement (see above) and all payee documentation, except the specific allocation information for each payee, prior to the payment of a reportable amount. In addition, you must provide the withholding agent with withholding rate pool information. The withholding statement must assign each payee to a withholding rate pool prior to the payment of a reportable amount. A withholding rate pool is a payment of a single type of income, based on the income codes reported on Form 1042-S (e.g., interest, dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool, or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must determine withholding rate pools based on valid documentation or, to the extent a payment cannot be reliably associated with valid documentation, the applicable presumption rules.

    You must provide the withholding agent with sufficient information to allocate the income in each withholding rate pool to each payee (including U.S. exempt recipients) within the pool no later than January 31 of the year following the year of payment. If you fail to provide allocation information, if required, by January 31 for any withholding rate pool, you may not use this procedure for any payment made after that date for all withholding rate pools. You may remedy your failure to provide allocation information by providing the information to the withholding agent no later than February 14. See Regulations section 1.1441-1.

PART IV - CERTAIN UNITED STATES BRANCHES

LINE 11

Check the box to certify that you are either:

- A U.S. branch of a foreign bank subject to regulatory supervision by the Federal Reserve Board OR

- A U.S. branch of a foreign insurance company required to file an annual statement on a form approved by the National Association of Insurance Commissioners with the insurance department of a state, a territory, or the District of Columbia.

    By checking the box you are also certifying that the income you are receiving is not effectively connected with the conduct of your trade or business in the United States. You must provide your EIN on line 6 of Part I.

LINE 12 OR 13

If you are one of the types of U.S. branches specified in the instructions for line 11 above, then you may choose to be treated in one of two ways:

    1. Check box 12 if you have an agreement with the withholding agent to which you are providing this form to be treated as a U.S. person. In this case, you will be treated as a U.S. person. Therefore, you will receive the payment free of Chapter 3 withholding but you will yourself be responsible for Chapter 3 withholding and backup withholding for any payments you make or credit to the account of persons for whom you are receiving the payment.

    2. Check box 13 if you do not have an agreement with the withholding agent to be treated as a U.S. person. WITHHOLDING STATEMENT OF A U.S. BRANCH NOT TREATED AS A U.S. PERSON. If you checked box 13, you must provide the withholding agent with a written withholding statement. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under WITHHOLDING STATEMENT OF AN NQI on Page 5.

PART V - WITHHOLDING FOREIGN
PARTNERSHIP OR WITHHOLDING FOREIGN TRUST

Check box 14 if you are a withholding foreign partnership or a withholding foreign trust for the accounts for which you are providing this form and you are receiving the income from those accounts on behalf of your partners, beneficiaries, or owners. If you are not receiving the income on behalf of your partners, beneficiaries, or owners, DO NOT complete Part V. Instead, complete
Part II or Part III, whichever is appropriate.

    If you are acting as a withholding foreign partnership or as a withholding foreign trust, you must assume primary withholding responsibility for all payments that are made to you for your partners, beneficiaries, or owners. Therefore, you are not required to provide information to the withholding agent regarding each partner's, beneficiary's, or owner's distributive share of the payment. If you are also receiving payments from the same withholding agent for persons other than your partners, beneficiaries, or owners, you must provide a separate Form W-8IMY for those payments.

PART VI - NONWITHHOLDING FOREIGN
PARTNERSHIP, SIMPLE TRUST, OR GRANTOR TRUST

Check box 15 if you are a foreign partnership or a foreign simple or grantor trust that is not a withholding foreign partnership or a withholding foreign trust. By checking this box, you are certifying to both of the statements on line 15. If you are receiving income that is effectively connected with the conduct of a trade or business in the United States, provide Form W-8ECI.

    If you are not receiving the income on behalf of your partners, beneficiaries, or owners, DO NOT complete Part VI. Instead, complete Part II or
Part III, whichever is appropriate.

    If you are acting on behalf of an NQI or another foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must associate with your Form W-8IMY the Form W-8IMY of the other foreign partnership or foreign trust together with the withholding certificates and other documentation attached to that other form.

WITHHOLDING STATEMENT OF NONWITHHOLDING FOREIGN PARTNERSHIP OR NONWITHHOLDING FOREIGN TRUST. You must provide the withholding agent with a written withholding statement to obtain reduced rates of withholding and relief from certain reporting obligations. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under WITHHOLDING STATEMENT OF AN NQI on page 5.

PART VII - CERTIFICATION

Form W-8IMY must be signed and dated by a person authorized to sign a declaration under penalties of perjury on behalf of the person whose name is on the form.

PAPERWORK REDUCTION ACT NOTICE. We ask for the information on this form to carry out the Internal Revenue laws of the United States. If you are acting in any capacity described in these instructions, you are required to give us the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

    You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

    The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: RECORDKEEPING, 5 hr., 58 min.; LEARNING ABOUT THE LAW OR THE FORM, 4 hr., 38 min.; PREPARING AND SENDING THE FORM TO IRS, 6 hr., 8 min.

    If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send Form W-8IMY to this office. Instead, give it to your withholding agent.

   ESTE DOCUMENTO ES UNA TRADUCCION INFORMAL DEL FORMULARIO OFFICIAL DEL IRS,
                       EL QUAL EXSIST SOLAMENTE EN INGLES

Forma W-8IMY

(Octubre 1998)

Department of the Treasury
Internal Revenue Service

                CERTIFICADO DE INTERMEDIARIO EXTRANJERO, SOCIEDAD
                   COLECTIVA EXTRANJERA O CIERTAS SUCURSALES
                ESTADOUNIDENSES PARA LA RETENCION FISCAL EN LOS
                                 ESTADOS UNIDOS

   -LOS ARTICULOS A LOS QUE SE REFIERE ESTE DOCUMENTO CORRESPONDEN AL "CODIGO
    DE IMPUESTOS INTERNOS". -VEA LAS INSTRUCCIONES SEPARADAS. -ENTREGUE ESTA
         FORMA A SU ENTIDAD RETENEDORA O PAGADORA. NO LA ENVIE AL IRS.

OMB No. 1545-1621

NO DEBEN UTILIZAR ESTA FORMA:                                                                        EN SU LUGAR, UTILICEN LA FORMA:
-    Los beneficiarios efectivos que unicamente esten reclamando el estado como extranjero o beneficios de tratados .........W-8BEN

-    Las entidades hibridas que este reclamando beneficios de tratados en su propio nombre ..................................W-8BEN

-    Las personas que esten reclamando la exencion de retencion respecto de ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos ..............................................................W-8ECI

-    Los gobiernos extranjeros, organizaciones internacionales, bancos centrales emisores extranjeros, organizaciones extranjeras exentas de impuestos o fundaciones privadas que esten reclamando la aplicacion de los articulos 501(c),
     892, 895 o 1443(b) ......................................................................................................W-8EXP

PARTE I           IDENTIFICACION DE LA ENTIDAD (vea las instrucciones)

1    Nombre de la persona fisica u organizacion que actua como intermediario

2    Pais donde se constituyo o esta regulada

3    Clase de entidad - marque la casilla apropiada:

     [ ] Intermediario calificado. Complete la Parte II [ ] Sucursal estadounidense. Complete la Parte IV [ ] Sociedad colectiva no retenedora. Complete la Parte VI

     [ ] Intermediario no calificado. Complete la Parte III [ ] Sociedad colectiva retenedora. Complete la Parte V

4    Direccion permanente (calle, bloque, piso, etc.). NO UTILICE UN APARTADO DE CORREOS.

     Ciudad, estado o provincia. Indique el codigo postal si es necesario   Pais (no utilice abreviaturas)

5    Direccion de correspondencia (si es diferente de la indicada arriba)

     Ciudad, estado o provincia. Indique el codigo postal si es necesario    Pais (no utilice abreviaturas)

6    Numero de identificacion del contribuyente en los Estados Unidos, cuando sea necesario (vea las instrucciones)

     [ ]  SSN o ITIN   [ ]  EIN

7    Numero de identificacion del contribuyente en el extranjero, en caso de que lo tenga (opcional)

8    Numero(s) de cuenta(s) (opcional)

PARTE II          INTERMEDIARIO CALIFICADO

9a   [ ] (Todos los intermediarios calificados deben marcar esta casilla) Certifico que la entidad nombrada en la Parte I:

         -    Es un intermediario calificado y no actua para su cuenta propia;

         -    Ha obtenido los certificados de retencion o comprobantes apropiados, segun lo requerido en el contrato para la retencion, respecto de los activos que figuran en el estado adjunto como atribuibles a titulares de cuentas estadounidenses con documentos y a titulares de cuentas extranjeros con documentos; Y

         -    Ha provisto o proveera un estado donde conste suficiente informacion para permitir a la entidad retenedora computar la cantidad correcta que debe retener en los pagos recibidos por el intermediario y declarados al
              IRS, y acepta actualizar este estado siempre que sea necesario.

b    [ ] (Solo si es aplicable) Certifico que la entidad nombrada en la Parte I ha asumido la responsabilidad primaria para la retencion respecto de las cantidades identificadas en el estado adjunto.

PARTE III         INTERMEDIARIO NO CALIFICADO

10a  [ ] (Todos los intermediarios no calificados deben marcar esta casilla) Certifico que la entidad nombrada en la
         Parte I:

         -    No es un intermediario calificado y no actua para su cuenta propia; Y

         -    Ha provisto o proveera el estado requerido con la informacion suficiente para permitir a la entidad retenedora computar la cantidad correcta que debe retener en los pagos recibidos por el intermediario y declarados al IRS, y acepta actualizar este estado siempre que sea necesario.

b    [ ] Certifico que la entidad nombrada en la Parte I esta utilizando esta forma para transmitir certificados de retencion u otros comprobantes apropiados sobre los pagos por los que se presenta esta forma.

SI MARCA LA CASILLA 10b, DEBERA MARCAR ASIMISMO UNA DE LAS SIGUIENTES CASILLAS:

c    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma representan a todas las personas por las que se presenta esta forma.

d    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma NO representan a todas las personas por las que se presenta esta forma. Las cantidades imputables a personas incluidas en esta forma para las que no dispone de certificados de retencion u otros comprobantes (o los que dispone no son fiables) se identifican por separado.

VEA LAS INSTRUCCIONES SEPARADAS SOBRE LA LEY DE REDUCCION DE TRAMITES.               Cat. No. 25402Q            Forma W-8IMY (10-98)

          (C) 1999 PricewaterhouseCoopers. Todos derechos reservados.

Forma W-8IMY (10-98)                                                                                                        Pagina 2

PARTE IV          CIERTAS SUCURSALES ESTADOUNIDENSES

NOTA: Usted puede utilizar esta Parte si la entidad nombrada en la Parte I es una sucursal estadounidense de un banco extranjero o de una compania de seguros y esta sujeta a ciertos requisitos regulatorios (vea las instrucciones). 11

     [ ] Certifico que la entidad nombrada en la Parte I es una sucursal estadounidense y que los pagos no estan efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos.

MARQUE UNA DE LAS DOS SIGUIENTES CASILLAS, SEGUN CORRESPONDA:

12   [ ] Certifico que la entidad nombrada en la Parte I esta utilizando esta forma como prueba de que ha suscrito un acuerdo con la entidad retenedora para ser tratada como persona estadounidense respecto de los pagos asociados a este certificado.

13a  [ ] Certifico que la entidad nombrada en la Parte I:

         -    esta utilizando esta forma para transmitir certificados de retencion u otros comprobantes apropiados sobre las personas para las que la sucursal recibe pagos, Y

         -    ha provisto o proveera el estado requerido con la informacion suficiente para permitir a la entidad retenedora computar la cantidad que debe retener de los pagos recibidos por la sucursal estadounidense y declarados al IRS, y acepta actualizar dicho estado siempre que sea necesario.

SI MARCA LA CASILLA 13a DEBERA MARCAR ASIMISMO UNA DE LAS SIGUIENTES CASILLAS:

b    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma representan a todas las personas por las que se presenta esta forma.

c    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma NO representan a todas las personas por las que se presenta esta forma. Las cantidades imputables a personas incluidas en esta forma para las que no dispone de certificados de retencion y otros comprobantes (o los que dispone no son fiables) se identifican por separado.

PARTE V           SOCIEDAD COLECTIVA EXTRANJERA RETENEDORA

14    [ ]    Certifico que la entidad nombrada en la Parte I:

         -    es una sociedad colectiva extranjera retenedora y satisface los requisitos sobre retencion y comunicacion que se contienen en el Codigo de Impuestos Internos excepto en lo previsto bajo su acuerdo para la retencion, Y

         -    ha provisto o proveera el estado requerido con la informacion suficiente para permitir a la entidad retenedora computar la cantidad que debe retener de los pagos recibidos por la sociedad colectiva extranjera retenedora y declarados al IRS, y acepta actualizar este estado siempre que sea necesario.

PARTE VI          SOCIEDAD COLECTIVA EXTRANJERA NO RETENEDORA

15a  [ ] Certifico que la entidad nombrada en la Parte I:

         -    es una sociedad colectiva extranjera (distinta a una sociedad colectiva extranjera retenedora) y que los pagos a los que se refiere este certificado no estan efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos; Y

         -    ha provisto o proveera el estado requerido con la informacion suficiente para permitir a la entidad retenedora computar la cantidad que debe retener de los pagos recibidos por la sociedad colectiva y declarados al IRS, y acepta actualizar dicho estado siempre que sea necesario.

MARQUE UNA DE LAS SIGUIENTES CASILLAS:

b    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma representan a todos los socios por los que se presenta esta forma.

c    [ ] Los certificados de retencion y otros comprobantes asociados a esta forma NO representan a todos los socios por los que se presenta esta forma. Las cantidades imputables a los socios incluidos en esta forma para los que no dispone de certificados de retencion u otros comprobantes (o los que dispone no son fiables) se identifican por separado.

PARTE VII         CERTIFICACION

Bajo riesgo de incurrir en perjurio, declaro que he examinado la informacion contenida en esta forma y que la misma es correcta, veraz y completa segun mi mejor saber y entender.

FIRME AQUI  - _____________________________________________________________          _______________________________________________
                          Firma del directivo autorizado                                                  Fecha

           (C) 1999 PricewaterhouseCoopers. Todos derechos reservados.

ESTE DOCUMENTO ES UNA TRADUCCION INFORMAL DEL FORMULARIO OFFICIAL DEL IRS, EL QUAL EXSIST SOLAMENTE EN INGLES



INSTRUCCIONES PARA LA FORMA                           Department of the Treasury

W-8IMY                                                  INTERNAL REVENUE SERVICE

 (Octubre 1998)
CERTIFICADO DE INTERMEDIARIO EXTRANJERO, SOCIEDAD COLECTIVA
EXTRANJERA O CIERTAS SUCURSALES ESTADOUNIDENSES PARA LA
RETENCION FISCAL EN LOS ESTADOS UNIDOS.

Los articulos a los que se refiere el documento corresponden al Codigo de Impuestos Internos, a menos que se especifique otra cosa

INSTRUCCIONES GENERALES

PROPOSITO DE LA FORMA. Todas las personas extranjeras estan sujetas a tributacion en los Estados Unidos al tipo del 30% por el ingreso obtenido de fuentes estadounidenses consistente en intereses (incluidas ciertas primas de redencion (OID)), dividendos, alquileres, primas, anualidades, remuneraciones por la prestacion de servicios, o satisfechas en espera de la prestacion de dichos servicios, u otras ganancias, beneficios o ingresos fijos o determinables anuales o periodicos. Este impuesto se aplica sobre la cantidad bruta objeto de pago y en general se recauda por medio de la retencion practicada sobre dicha cantidad. Un pago se considerara realizado tanto si se ha efectuado directamente al beneficiario efectivo o a otra persona distinta, tales como un intermediario, agente, fideicomisario, ejecutor o sociedad colectiva, en beneficio del beneficiario efectivo. QUIEN DEBE PRESENTAR LA FORMA. Deben proveer la Forma W-8IMY:

- Los intermediarios extranjeros, al objeto de declarar que son personas extranjeras y que son intermediarios calificados o no calificados respecto de los pagos recibidos, pero no beneficiarios efectivos de los mismos. Un intermediario calificado utiliza la forma para realizar afirmaciones sobre el estado de los beneficiarios efectivos extranjeros y para transmitir a una entidad retenedora informacion relativa a ciertos destinatarios de pagos estadounidenses. Un intermediario no calificado utiliza la forma para transmitir a una entidad retenedora documentacion adecuada relativa a beneficiarios efectivos extranjeros y ciertos destinatarios de pagos estadounidenses.

NOTA: Si un intermediario no calificado provee la Forma W-8IMY sin adjuntar certificados de retencion u otros comprobantes apropiados, los pagos por los que se presenta la forma y para los que no se presentan certificados de retencion u otros comprobantes apropiados seran tratados como pagos realizados a un intermediario extranjero, y no al beneficiario efectivo. En consecuencia, dichos pagos estaran por regla general sujetos a retencion a la tasa del 30% o a la tasa del 31% como retencion maxima.

- Las sociedades colectivas extranjeras, al objeto de probar su estado como personas extranjeras o el estado de sus socios como personas extranjeras. La Forma W-8IMY se utiliza por una sociedad colectiva extranjera retenedora para declarar que ha asumido la responsabilidad primaria para la retencion. Las sociedades colectivas extranjeras distintas a las sociedades colectivas extranjeras retenedoras utilizan la forma para transmitir documentacion adecuada a una entidad retenedora. Para efectos de la reclamacion de beneficios de tratados fiscales, la sociedad colectiva extranjera puede ser una entidad empresarial que esta en transparencia fiscal en el pais de residencia de sus participes, aunque no tenga tratamiento de sociedad colectiva para efectos del impuesto sobre el ingreso en los Estados Unidos.

- Las personas extranjeras que sean fideicomisarios o ejecutores de un fideicomiso o patrimonio estadounidense o extranjero. Dichas personas seran consideradas intermediarios no calificados, a menos que hayan alcanzado un acuerdo con el IRS para ser tratados como intermediarios calificados. Si una persona extranjera es el fideicomisario de un fideicomiso descrito en el articulo 651(a), o un fideicomiso del que una parte o la totalidad es tratada como si fuera propiedad del cesionista del fideicomiso o de otra persona conforme a los articulos 671 a 679, debera adjuntar las Formas W-8BEN, W-8EXP o, en su caso, W-9, de los beneficiarios o cedentes del fideicomiso. En todos los demas casos, el fideicomisario o ejecutor extranjero debera adjuntar una Forma W-8BEN, W-8EXP o, en su caso, FORMA W-9, Solicitud de numero y certificado de identificacion del contribuyente (Request for Taxpayer Identification Number and Certification), cumplimentado en nombre del fideicomiso o patrimonio.

- Las sucursales estadounidenses de ciertos bancos y companias aseguradoras extranjeras, al objeto de declarar que (A) los ingresos que reciben no estan efectivamente vinculados con el ejercicio de una ocupacion o negocio dentro de los Estados Unidos; y (B) estan utilizando el certificado bien para transmitir la documentacion de las personas para las que actuan como intermediarios o como prueba del acuerdo alcanzado con una entidad retenedora para ser tratadas como personas estadounidenses. Vea las instrucciones para la Parte IV de esta forma.

- Las entidades hibridas inversas que reclamen beneficios de tratados en nombre de sus participes. Vea las DEFINICIONES en la pagina 2.

    Provea la Forma W-8IMY a la entidad retenedora o al pagador antes de que las cantidades le sean entregadas o abonadas. La no presentacion de la Forma W-8IMY con los documentos adjuntos requeridos puede dar lugar a que se practique una retencion del 30% o 31% sobre la cantidad objeto de pago.

    NO DEBEN utilizar la Forma W-8IMY:

- los beneficiarios efectivos de ingresos obtenidos de fuentes estadounidenses (distintos de ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos) que necesiten probar que son personas extranjeras. En su lugar, deberan presentar la FORMA W-8BEN, Certificado de estado como extranjero del beneficiario efectivo para la retencion fiscal en los Estados Unidos (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

- los beneficiarios efectivos de ingresos obtenidos de fuentes estadounidenses (distintos de ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos) que esten reclamando la aplicacion de una tasa reducida o la exencion de retencion como residentes de un pais extranjero con el que los Estados Unidos tienen suscrito un tratado del impuesto sobre el ingreso. En su lugar, deberan proveer la Forma W-8BEN.

- los beneficiarios efectivos de ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio dentro de los Estados Unidos. En su lugar, deberan proveer la FORMA W-8ECI, Certificado de solicitud de exencion de retencion por una persona extranjera respecto de los ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio dentro de los Estados Unidos (Certificate of Foreign Person's Claim for Exemption From Withholding


           (C) 1999 PRICEWATERHOUSECOOPERS. TODOS DERECHOS RESERVADOS.

 on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

- las personas fisicas extranjeras no residentes que reclamen la exencion de retencion sobre las remuneraciones por servicios personales independientes o ciertos servicios dependientes prestados dentro de los Estados Unidos. En su lugar, deberan proveer la FORMA 8233, Exencion de retencion sobre las remuneraciones por servicios personales independientes (y ciertos servicios dependientes) prestados por una persona fisica extranjera no residente (Exemption From Withholding on Compensation for Independent (And Certain Dependent) Personal Services of a Nonresident Alien Individual) o la FORMA W-4, Certificado de descuentos del empleado para la retencion (Employee's Withholding Allowance Certificate).

- las organizaciones exentas de impuestos extranjeras, gobiernos extranjeros y bancos centrales emisores extranjeros que deseen acogerse a los articulos 501(c), 892, 895 0 1443(b). En su lugar, deberan proveer la FORMA W-8EXP, Certificado de gobierno extranjero u otra organizacion extranjera para la retencion del impuesto en los Estados Unidos (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding). No obstante, estas entidades deberan utilizar la Forma W-8BEN si estan reclamando beneficios por tratados o si proveen la forma unicamente con el fin de reclamar el estado como perceptor exento para efectos de la retencion maxima.

- las entidades hibridas que reclamen beneficios de tratados en nombre propio, o las entidades hibridas inversas que NO esten reclamando beneficios de tratados en nombre de sus participes. En su lugar, utilice la Forma W-8BEN. Vea las DEFINICIONES en la pagina 2.

ENTREGA DE LA FORMA W-8IMY A LA ENTIDAD RETENEDORA.

Debera entregar la Forma W-8IMY a la persona que se lo requiera. En general, esta sera la persona que le pague o abone en cuenta las cantidades. La entrega de la Forma W-8IMY se debera realizar a la persona que lo requiera antes de que dichas cantidades le sean pagadas o abonadas. En caso de no proveer esta forma, la entidad retenedora puede verse obligada a practicar la retencion a una tasa del 30% (aplicable a personas extranjeras) o 31% (retencion maxima). Por regla general, debera entregar una Forma W-8IMY por separado a cada entidad retenedora.

    NO ENVIE la Forma W-8IMY al IRS.

CAMBIO DE ESTADO. Si se produce un cambio de circunstancias que invalide la informacion incluida en la Forma W-8IMY (o de cualquier documentacion adjunta a la Forma W-8IMY), usted debera notificar dicho cambio a la entidad retenedora antes de transcurridos 30 dias desde que se produzca, y presentar una nueva Forma W-8IMY o proveer nueva documentacion.

    Usted debera actualizar la informacion que acompana a la Forma W-8IMY con tanta frecuencia como sea necesario para permitir a la entidad retenedora aplicar la tasa apropiada de retencion sobre cada pago y declarar dicho ingreso conforme a lo dispuesto en los Capitulos 3 y 61 del Codigo y los articulos 3402, 3405 y 3406.

    CADUCIDAD DE LA FORMA W-8IMY. En general, una Forma W-8IMY tendra efectos hasta que se produzca un cambio significativo en el estado de la persona cuyo nombre figura en el certificado o un cambio de circunstancias que invalide la informacion contenida en el certificado. Sin embargo, el plazo de validez indefinida no aplicara a ningun certificado de retencion o comprobante que acompane a dicho certificado. Tampoco aplicara a la documentacion que acompanan al certificado si se produce un cambio de circunstancias que invalida la informacion en dicha documentacion.

DEFINICIONES

INTERMEDIARIO. Un intermediario es toda persona que actua como depositario, broker, representante, fideicomisario, ejecutor o cualquier otro tipo de agente para otra persona, con independencia de si dicha otra persona es el beneficiario efectivo de las cantidades pagadas o es a su vez otro intermediario.

    INTERMEDIARIO CALIFICADO. Intermediario calificado es aquel intermediario que ha suscrito un acuerdo para la retencion con el IRS y es:

- una institucion financiera extranjera o un organismo de compensacion extranjero (distintos de una sucursal u oficina estadounidense de la institucion u organismo);

- una sucursal u oficina extranjera de una institucion financiera estadounidense
 o una sucursal u oficina extranjera de un organismo de compensacion estadounidense;

- una sociedad anonima extranjera para efectos de la reclamacion de beneficios de tratados del impuesto sobre el ingreso en nombre de sus accionistas; o

- cualquier otra persona que el IRS acepte como intermediario calificado y que suscriba un acuerdo para la retencion con el IRS.

    Vea el Procedimiento Administrativo Contributivo (Rev. Proc.) 98-27, 1998-15 I.R.B. 15, sobre el procedimiento para solicitar ser intermediario calificado.

    INTERMEDIARIO NO CALIFICADO. Un intermediario no calificado es todo intermediario que no sea un intermediario calificado.

SOCIEDAD COLECTIVA EXTRANJERA RETENEDORA. Una sociedad colectiva extranjera retenedora es toda sociedad colectiva extranjera que haya suscrito un acuerdo para la retencion con el IRS en el que se compromete a asumir la responsabilidad primaria para la retencion sobre todos los pagos percibidos por ella para sus socios.

SOCIEDAD COLECTIVA EXTRANJERA NO RETENEDORA. Una sociedad colectiva extranjera no retenedora es toda sociedad colectiva extranjera que no sea una sociedad colectiva extranjera retenedora.

BENEFICIARIO EFECTIVO. El beneficiario efectivo es la persona a quien pertenecen los ingresos a efectos de tributacion y se beneficia de ellos. Asi, una persona que recibe rentas en capacidad de representante, depositario o agente para otra persona no es el beneficiario efectivo de dichas rentas. Por regla general, se considerara que los ingresos pertenecen a una persona siempre que los principios fiscales de los Estados Unidos lo requieran para la inclusion de los ingresos obtenidos dentro del ingreso bruto en la declaracion de impuestos. Se considerara beneficiario efectivo a la persona a quien pertenecen los ingresos a menos que dicha persona sea una entidad meramente de conducto cuya participacion en la transaccion puede ser desechada. En general, para determinar si una persona es una entidad de conducto seran de aplicacion los principios del articulo 7701 (l) y del articulo 1.881-3 del Reglamento.

    El beneficiario efectivo de los ingresos percibidos por una sociedad colectiva son aquellas personas a quienes, en su consideracion individual o separada, pertenecen los ingresos para efectos tributarios de acuerdo con los principios fiscales estadounidenses, y que se benefician de dichos ingresos. Por regla general, los beneficiarios efectivos de los ingresos percibidos por una sociedad colectiva son los socios, siempre que estos no sean a su vez una sociedad colectiva o una entidad de conducto.

PERSONA EXTRANJERA. Se considerara
persona extranjera a toda persona fisica extranjera no residente, sociedad anonima extranjera, sociedad colectiva extranjera, fideicomiso extranjero, patrimonio extranjero o cualquier otra persona que no sea una persona estadounidense. Tambien se incluiran aquellas sucursales u oficinas extranjeras de instituciones financieras u organismos de compensacion estadounidenses


           (C) 1999 PRICEWATERHOUSECOOPERS. TODOS DERECHOS RESERVADOS.

si dichas sucursales extranjeras son intermediarios calificados. Por regla general, los pagos a sucursales estadounidenses de una persona extranjera se consideraran pagos realizados a personas extranjeras.

ENTIDAD HIBRIDA. Una entidad hibrida es toda persona, distinta de una persona fisica, que esta en regimen de transparencia fiscal (vea mas abajo) en los Estados Unidos pero no esta en regimen de transparencia fiscal (es decir, es tratada como entidad sujeta a tributacion) por un pais con el que los Estados Unidos tienen suscrito un tratado del impuesto sobre el ingreso. Por ejemplo, es una entidad hibrida aquella entidad que es tratada como sociedad colectiva o entidad sucursal segun los principios fiscales estadounidenses pero que es tratada como entidad equivalente a una sociedad anonima estadounidense segun los principios fiscales del otro pais firmante del tratado. Un fideicomiso puede ser una entidad hibrida si es tratado como uno de los fideicomisos descritos en el articulo 651(a) o articulos 671 a 679 segun los principios fiscales estadounidenses pero no es tratado como uno de los fideicomisos descritos en los articulos aplicables segun los principios del otro pais firmante del acuerdo. El estado como hibrido tiene trascendencia a la hora de reclamar beneficios de tratados.

ENTIDAD HIBRIDA INVERSA. Una entidad hibrida inversa es toda persona distinta de una persona fisica que no este en transparencia fiscal segun los principios fiscales estadounidenses (es decir, es una entidad sujeta a tributacion) pero sea fiscalmente transparente bajo las leyes de una jurisdiccion con la que los Estados Unidos tienen suscrito un tratado relativo al impuesto sobre el ingreso. Por ejemplo, es una entidad hibrida inversa aquella entidad que es tratada como equivalente a una sociedad colectiva estadounidense por un pais firmante del tratado pero es tratada como sociedad anonima por los Estados Unidos. Vea las INSTRUCCIONES ESPECIFICAS para la PARTE II.

ENTIDAD EN TRANSPARENCIA FISCAL. Una entidad esta en regimen de transparencia fiscal si los participes de dicha entidad deben computar separadamente la porcion que le sea imputable de las partidas de ingreso percibidas por la entidad y determinar el caracter de dichas partidas como si hubieran sido percibidas directamente de las fuentes de las que las percibio la entidad. Por ejemplo, las sociedades colectivas, entidades de inversion colectiva, fideicomisos descritos en el articulo 651(a) o en los articulos 671 a 679, y entidades sucursal son, por regla general, consideradas fiscalmente transparentes.

ENTIDAD SUCURSAL (Disregarded entity). Toda entidad empresarial con un propietario unico y que no sea una sociedad anonima segun el articulo 301.7701-2(b) es considerada entidad sucursal de su propietario.

CANTIDADES SUJETAS A RETENCION. Una cantidad esta sujeta a retencion si procede de fuentes estadounidenses y es un ingreso fijo o determinable anual o periodico
(FDAP). Los ingresos FDAP son todos aquellos ingresos que forman parte del ingreso bruto, incluidos intereses (y primas de redencion), dividendos, alquileres, canones y remuneraciones. Los ingresos FDAP no incluyen la mayoria de las ganancias de la venta de activos (como el descuento de mercado y las primas de opciones). Los ingresos FDAP tampoco incluyen partidas de ingreso estadounidenses que no forman parte del ingreso bruto con independencia de la identidad del perceptor, como los intereses del articulo 103(a).

CANTIDAD QUE SE DEBE DECLARAR. Unicamente para efectos de la documentacion que debe acompanar a la Forma W-8IMY, una cantidad que se debe declarar es una cantidad sujeta a retencion, los intereses por depositos de fuentes estadounidenses (incluidas las primas de redencion) descritos en el articulo 871(i)(2)(A) y los intereses de fuentes estadounidenses o primas de redencion de obligaciones a corto plazo descritos en el articulo 871(g)(1)(B). No se incluyen los pagos por depositos bancarios o en otras instituciones financieras que permanezcan depositados durante un plazo inferior o igual a 2 semanas. Tampoco se incluyen cantidades por primas de redencion que se generen en transacciones de venta con recompra concluidas en un plazo inferior o igual a 2 semanas, ni las cantidades descritas en los articulos 1.6049-5(b)(7), (10) y (11) del Reglamento (relativos a ciertas obligaciones emitidas al portador). Vea las instrucciones para las Formas 1042-S y 1099 para determinar si estas cantidades estan tambien sujetas al deber de notificacion.

ENTIDAD RETENEDORA. Cualquier persona, estadounidense o extranjera, que lleve a cabo el control, recaudacion, deposito, disposicion o pago de una cantidad sujeta a retencion. La entidad retenedora puede ser una persona fisica, sociedad anonima, sociedad colectiva, fideicomiso, asociacion o cualquier otra entidad, incluidos entre otros los intermediarios extranjeros, sociedades colectivas extranjeras y las sucursales estadounidenses de ciertos bancos y companias de seguros extranjeras. Por regla general, la persona que pague u ordene el pago a una persona extranjera (o a un agente suyo) de cualquier cantidad sujeta a retencion tiene la obligacion de practicar una retencion.

INSTRUCCIONES ESPECIFICAS

PARTE I

LINEA 1. Introduzca su nombre completo. Al hacer esto, usted esta declarando al pagador o a la entidad retenedora que no es el beneficiario efectivo de las cantidades que le seran entregadas como pago.

LINEA 2. Introduzca el pais donde se constituyo si usted es una sociedad anonima. En el caso de entidades de otro tipo, introduzca el pais bajo cuyas leyes ha sido creada, se rige y es gobernada. Si es una persona fisica, introduzca "N/A" (No aplicable).

LINEA 3. Marque SOLO la casilla que corresponda. Si usted es una sociedad colectiva extranjera que recibe pagos en nombre de sus socios, marque la casilla de sociedad colectiva extranjera retenedora o la casilla de sociedad colectiva extranjera no retenedora, segun corresponda. Si usted es una sociedad colectiva extranjera que recibe pagos en nombre de personas distintas de sus socios, marque la casilla de intermediario calificado o no calificado, segun corresponda. Si usted es una persona extranjera que es un fideicomisario o ejecutor de un fideicomiso o patrimonio estadounidense o extranjero, marque la casilla de intermediario calificado o no calificado, segun corresponda Vea las PARTES II A VI de esta pagina si actua en mas de una capacidad distinta.

LINEA 4. Su direccion de residencia permanente es la direccion en el pais donde declara ser residente. No introduzca la direccion de una institucion financiera, un apartado de correos o una direccion utilizada unicamente a efectos de correspondencia. Si no dispone de residencia fiscal en ningun pais, su direccion de residencia permanente sera aquella donde esta localizada su oficina principal, o la del lugar donde reside habitualmente si es una persona fisica.

LINEA 5. Introduzca su direccion de correspondencia en caso de que sea distinta a la direccion aportada en la linea 4.

LINEA 6. Se debe aportar un numero de identificacion patronal (EIN) en el caso de intermediarios calificados, sociedades colectivas retenedoras o sucursales estadounidenses de bancos o companias de seguros extranjeras.

    Si usted actua como intermediario calificado o sociedad colectiva extranjera retenedora respecto de las cantidades sujetas a retencion, debera utilizar el EIN que le fue otorgado


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
en su capacidad de tal (su QI-EIN). Si actua igualmente como intermediario no calificado respecto de otras cantidades sujetas a retencion, debera llenar una Forma W-8IMY distinta por dichas cantidades y utilizar el EIN, si lo tuviere, que NO sea su QI-EIN.

    Un intermediario no calificado no esta obligado a aportar un numero de identificacion del contribuyente (TIN). No obstante, puede optar por aportar un TIN con el fin de la Forma W-8IMY tenga validez mientras su estado y la informacion relativa a las certificaciones realizadas en la forma no se alteren. LINEA 7. Si su pais de residencia para efectos del impuesto le ha otorgado un numero de identificacion del contribuyente, introduzcalo aqui.
LINEA 8. Incluya todos los numeros de las cuentas que mantiene con la misma entidad retenedora o pagador, a menos que la entidad retenedora o el pagador le exija la presentacion de una Forma W-8IMY separada por cada cuenta.

PARTES II A VI

Usted solo debe llenar una parte. Si actua en mas de una capacidad distinta, debe proveer una Forma W-8IMY por cada capacidad distinta en la que actua. Por ejemplo, si usted actua como intermediario calificado para una cuenta y como intermediario no calificado para otra cuenta, debe proveer una Forma W-8IMY en su capacidad de intermediario calificado y otra Forma W-8IMY distinta en su capacidad de intermediario no calificado.

PARTE II - INTERMEDIARIO CALIFICADO

LINEA 9

Marque la casilla 9a si usted es un intermediario calificado (tanto si tiene asumida la responsabilidad primaria para la retencion como si no) respecto del ingreso por el que esta aportando esta Forma. Al marcar esta casilla esta certificando todas las afirmaciones contenidas en la linea 9a.

    Marque la casilla 9b solo si tiene asumida responsabilidad primaria para la retencion respecto de pagos obtenidos de una o mas cuentas.

    Aunque usted esta obligado a obtener certificados de retencion o comprobantes apropiados para los beneficiarios efectivos, destinatarios de pagos y, en su caso, accionistas, segun lo estipulado en su acuerdo para la retencion con el IRS, no es necesario que adjunte los certificados o los comprobantes a esta forma. No obstante, debe aportar los nombres de las personas estadounidenses de las que recibe cantidades que se deben declarar y que no sean perceptores exentos (segun la definicion del articulo 1.6049-4(c)(1)(ii) del Reglamento o segun los articulos 6041, 6042, 6045 o 6050N). Usted debe aportar esta informacion acompanando a la Forma W-8IMY de las Formas W-9 (o formas sustitutivas) de las personas que no sean perceptores exentos. Si no dispone de la Forma W-9 para un destinatario de pagos estadounidense no exento, debe acompanar a la Forma W-8IMY de cualquier informacion que posea relativa al nombre, direccion y TIN de dicha persona. El aporte de esta informacion es obligatorio incluso en el caso de que una ley extranjera prohiba desvelar tal informacion. ESTADO DE ACTIVOS SOBRE LOS QUE EL INTERMEDIARIO CALIFICADO NO ASUME LA RESPONSABILIDAD PRIMARIA PARA LA RETENCION. Si usted es un intermediario calificado que no asume la responsabilidad primaria para la retencion, debe acompanar a la Forma W-8IMY de un estado en el que se agrupen los activos que generan pagos de cantidades que se deben declarar en tres categorias genericas descritas a continuacion, y en tantas clases de activos como sea necesario para suministrar a la entidad retenedora suficiente informacion para la determinacion del importe que se debe retener y declarar al IRS de las cantidades pagadas al intermediario. Esta informacion puede ser aportada del modo que decidan las partes. Por ejemplo, si la entidad retenedora mantiene cuentas separadas para cada clase de activo, el intermediario calificado debe acompanar a la Forma W-8IMY de un estado que provea informacion suficiente para que la entidad retenedora pueda asignar correctamente los activos entre las distintas cuentas. Si la entidad retenedora no mantiene cuentas separadas, el intermediario calificado debe acompanar a la Forma W-8IMY de un estado que provea la informacion suficiente para que la entidad retenedora pueda determinar las distintas clases de activos dentro de una misma cuenta.

NOTA: No es obligatorio aportar informacion sobre activos que no generan cantidades que se deben declarar.

    Existen tres grandes CATEGORIAS DE ACTIVOS:

1. Activos asociados a destinatarios de pagos extranjeros. Esta categoria de activos debe subdividirse en clases de activos.

2. Activos asociados a destinatarios de pagos estadounidenses. Si existen perceptores no exentos dentro de esta categoria, los activos imputables a esos destinatarios de pagos deben separarse por clases de activos para cada perceptor. Adicionalmente, el intermediario calificado debe proveer una Forma W-9 por cada destinatario de pagos que no sea perceptor exento o, en ausencia de una Forma W-9, el nombre y la direccion del destinatario de pagos estadounidense y, si se conoce, el TIN de los perceptores. No es necesario facilitar a la entidad retenedora las identidades de los destinatarios de pagos estadounidenses que sean perceptores exentos. Todos los destinatarios de pagos estadounidenses que sean perceptores exentos pueden ser tratados como un unico perceptor.

3. Los activos asociados a destinatarios de pagos sin documentos. El intermediario calificado que reciba cantidades que se deben declarar (distintas de intereses de depositos bancarios de fuentes estadounidenses, o intereses o primas de redencion (OID) de obligaciones amortizables en un plazo igual o inferior a 183 dias desde la fecha de su emision original) debe presumir que los destinatarios de pagos sin documentos son personas extranjeras (y sujetas a la tasa de retencion del 30% de las personas extranjeras), a menos que el intermediario calificado sepa fehacientemente que el perceptor es una persona estadounidense que no es un perceptor exento (y sujeta a la tasa de retencion maxima del 31%). Respecto de los intereses de depositos bancarios obtenidos de una oficina estadounidense perteneciente a un banco o institucion similar estadounidense, o respecto de los intereses o primas de redencion de obligaciones a corto plazo, el intermediario calificado debe presumir que el destinatario de pagos sin documentos es una persona estadounidense que no es perceptor exento y sobre el cual aplica la tasa de retencion maxima del 31%.

    Una CLASE DE ACTIVOS es un grupo de activos que genera el mismo tipo de ingreso (determinado con referencia a los codigos de ingresos y exenciones de la FORMA 1042-S, Ingreso de fuentes estadounidenses sujeto a retencion de una persona extranjera (Foreign Person's U.S. Source Income Subject to Withholding)), esta sujeto a la misma tasa de retencion y esta asociado al mismo tipo de destinatario de pagos o beneficiario efectivo (por ejemplo: extranjero, cada uno de los tipos de perceptores no exentos estadounidenses, perceptores exentos estadounidenses o destinatarios de pagos sin documentos). Los activos de una misma cuenta (distintos de los activos imputables a personas que no sean perceptores exentos) pueden agregarse si todos los ingresos derivados de los activos de dicha cuenta son del mismo tipo (determinado con referencia a los codigos de ingresos y exenciones de la Forma 1042-S) y estan sujetos a la misma tasa de retencion y deber de notificacion.


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
    Vea el Procedimiento Administrativo Contributivo (Rev. Proc.) 98-27 para mas informacion sobre la determinacion de clases de activos.

NOTA: PARA EFECTOS DEL ESTADO QUE DEBE ACOMPANAR A LA FORMA W-8IMY, UN INTERMEDIARIO CALIFICADO NO NECESITA AGRUPAR SUS ACTIVOS EN CLASES DIFERENCIADAS POR CADA PAIS DE RESIDENCIA DE LOS BENEFICIARIOS EFECTIVOS O DESTINATARIOS DE PAGOS RESPECTO DE LOS INGRESOS QUE SE DERIVEN DE DICHOS ACTIVOS. NO OBSTANTE, Y UNICAMENTE PARA EL PROPOSITO DE LA CUMPLIMENTACION DE LA FORMA 1042-S, EL INTERMEDIARIO CALIFICADO ESTA OBLIGADO A DECLARAR LOS INGRESOS QUE SE DERIVEN DE LAS CLASES DE ACTIVOS, DETERMINADOS POR PAISES INDIVIDUALES Y CLASIFICADOS POR TIPO DE INGRESO Y TIPO DE PERCEPTOR SEGUN LO ESTABLECIDO EN LA FORMA 1042-S. VEA LAS INSTRUCCIONES PARA LA FORMA 1042-S PARA MAS INFORMACION.
ESTADO DE ACTIVOS SOBRE LOS QUE EL INTERMEDIARIO CALIFICADO ASUME LA RESPONSABILIDAD PRIMARIA PARA LA RETENCION. Un intermediario calificado que asume la responsabilidad primaria para la retencion debe asimismo acompanar a la Forma W-8IMY de un estado con las categorias y clases de activos. Las categorias y clases de activos seran determinadas de acuerdo con los mismos criterios utilizados para los intermediarios calificados que no asumen la responsabilidad primaria para la retencion, con la excepcion de que todo el ingreso respecto del que el intermediario calificado asume la responsabilidad para la retencion se tratara como si estuviera sujeto a una tasa cero de retencion. Por regla general, un intermediario calificado no puede asumir la responsabilidad primaria para la retencion respecto de los pagos imputables a una persona estadounidense. ACTUALIZACION DEL ESTADO. El estado por medio del que el intermediario identifica las clases pertinentes de activos debe ser actualizado con tanta frecuencia como sea necesario para permitir a la entidad retenedora aplicar la tasa de retencion apropiada sobre cada pago y declarar el ingreso correcto al IRS. La informacion actualizada se convierte en una parte esencial de la Forma W-8IMY.

PARTE III - INTERMEDIARIO NO CALIFICADO

LINEA 10

Si presenta la Forma W-8IMY como intermediario no calificado, debe marcar la casilla 10a. Al marcar esta casilla esta certificando todo lo que se afirma en la linea 10a.

    Marque la casilla 10b si esta utilizando esta forma para transmitir certificados de retencion u otros comprobantes. Si marca la casilla 10b debera asimismo marcar la casilla 10c O la casilla 10d, pero no ambas.

    Marque la casilla 10c si usted esta transmitiendo o va a trasmitir algunos de los certificados de retencion u otros comprobantes sobre todas las personas por las que presenta esta forma. Puede proveer copias de los certificados de retencion y demas comprobantes, pero debera conservar la documentacion original durante tanto tiempo como sea oportuno para efectos de la determinacion de las responsabilidades tributarias de la entidad retenedora.

    Marque la casilla 10d si no dispone de certificados de retencion u otros comprobantes (o si los comprobantes de los que dispone no son fiables) para algunas de las personas por las que presenta esta forma. Debera identificar por separado las cantidades imputables a cada una de las personas para las que no existen o no son fiables los comprobantes.

    Si actua en nombre de otro intermediario no calificado o en nombre de una sociedad colectiva extranjera que no es una sociedad colectiva extranjera retenedora, debera acompanar a su Forma W-8IMY de la Forma W-8IMY del otro intermediario no calificado o de la sociedad colectiva extranjera, junto con los certificados de retencion y otros comprobantes adjuntados a dicha Forma W-8IMY.

ESTADO DEL INTERMEDIARIO NO CALIFICADO. Un intermediario que no actue como intermediario calificado debe aportar informacion suficiente para permitir a la entidad retenedora determinar, para cada pago de cantidades que se deben declarar, la proporcion que es imputable a cada una de las personas a las que se refiere el certificado de retencion del intermediario, incluidas aquellas personas por las que el intermediario no calificado no ha adjuntado un certificado de retencion u otro comprobante apropiado. La suma de todas las proporciones indicadas por el intermediario, expresadas en porcentaje, DEBE SER igual al 100% del pago.

    La informacion de las personas para las que no existe o no es fiable el certificado de retencion u otros comprobantes se puede aportar agregadamente y no es necesario aportarla por separado para cada persona. El intermediario no calificado no esta obligado a desvelar los nombres de las personas para las que no dispone de un certificado de retencion u otro comprobante valido, a menos que sepa fehacientemente que la persona sin documentos es una persona estadounidense que no es un perceptor exento. En ese caso, el intermediario debe aportar por separado el nombre, direccion y TIN (si lo conoce) de la persona estadounidense.

    Si en lugar de una Forma W-8BEN un intermediario no calificado provee documentacion en nombre de un beneficiario efectivo (distinto de una persona fisica) que reclama beneficios de tratados, el intermediario no calificado debera determinar si dicha documentacion contiene afirmaciones de que el beneficiario efectivo cumple una o mas de las condiciones de los articulos sobre "limitaciones de beneficios" (si los hubiere) en un tratado, y de que el ingreso es obtenido por el beneficiario efectivo como residente del pais firmante del tratado, en el sentido del articulo 1.894-11(d)(1) del Reglamento, y debera informar a la entidad retenedora respecto de a que pagos se refieren dichas afirmaciones.

PARTE IV - CIERTAS SUCURSALES ESTADOUNIDENSES

LINEA 11

Marque esta casilla para certificar que usted es alguna de las siguientes:

- una oficina estadounidense de un banco extranjero sujeta a supervision reguladora por la Federal Reserve Board; o

- una oficina estadounidense de una compania de seguros extranjera obligada a presentar un estado anual segun la forma aprobada entre la National Association of Insurance Commissioners y el departamento de seguros de un estado, territorio
o el Distrito de Columbia. Al marcar esta casilla esta certificando que el ingreso que recibe no esta efectivamente vinculado con el ejercicio de su ocupacion o negocio en los Estados Unidos. Usted debe proveer su EIN en la linea 6 de la Parte I.

LINEA 12 O 13

Si usted es uno de los tipos de sucursales estadounidenses mencionados anteriormente puede elegir ser tratado de uno de los dos modos siguientes:

    1. Marque la casilla 12 si ha suscrito un acuerdo con la entidad retenedora a la que provee esta forma para ser tratado como persona estadounidense. En ese caso, sera tratado como persona estadounidense. En consecuencia, recibira el pago libre de la retencion del Capitulo 3 pero asumira la responsabilidad unica para la retencion del Capitulo 3 y la retencion maxima respecto de cualquier pago que realice o abone en la cuenta de aquellas personas para las que reciba pagos.

    2. Marque la casilla 13a si no ha suscrito un acuerdo con la entidad retenedora para ser tratado como persona estadounidense. Si marca la casilla 13a debera marcar


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
asimismo la casilla 13b O la casilla 13c, pero no ambas. Vea las instrucciones para las lineas 10c y 10d.

PARTE V. SOCIEDAD COLECTIVA EXTRANJERA RETENEDORA

LINEA 14

Marque la casilla 14 si usted es una sociedad colectiva extranjera retenedora respecto de los activos por lo que esta presentando esta forma y si recibe ingresos derivados de esos activos en nombre de sus socios. NO MARQUE esta casilla si recibe los ingresos en nombre de otras personas distintas de sus socios. En tal caso, debera llenar bien la PARTE II o la PARTE III.

    Si usted actua como sociedad colectiva extranjera retenedora debera asumir la responsabilidad primaria para la retencion respecto de todos los pagos que recibe para sus socios. En consecuencia, no esta obligado a facilitar a la entidad retenedora informacion relativa a la porcion repartible imputable a cada socio. Si ademas usted recibe pagos de la misma entidad retenedora para personas distintas de sus socios, debera proveer una Forma W-8IMY separada por esos pagos.

    PARTE VI - SOCIEDAD COLECTIVA EXTRANJERA NO RETENEDORA

    LINEA 15

    Marque la casilla 15a si usted es una sociedad colectiva extranjera que no es una sociedad colectiva extranjera retenedora. Al marcar esta casilla esta certificando todas las afirmaciones contenidas en la linea 15. Si recibe ingresos efectivamente vinculados con el ejercicio de una ocupacion o negocio en los Estados Unidos, provea la Forma W-8ECI.

       Usted debe tambien marcar la casilla 15b O 15c, pero no ambas.

    Marque la casilla 15b si dispone y esta transmitiendo todos los certificados de retencion u otros comprobantes para todos los socios por lo que presenta esta forma. Puede aportar copias de los certificados de retencion y demas comprobantes, pero debe conservar la documentacion original durante tanto tiempo como sea procedente para la determinacion de las responsabilidades tributarias de la entidad retenedora.

    Marque la casilla 15c si no dispone de los certificados de retencion u otros comprobantes (o si los comprobantes de los que dispone no son fiables) para algunas personas por las que esta presentando esta forma. Usted debera identificar por separado las cantidades atribuidas a los socios para quienes no existen o no son fiables los comprobantes.

    NO CUMPLIMENTE la Parte VI si no recibe ingresos en nombre de sus socios. En tal caso, cumplimente las Partes II, III, IV o V, segun corresponda.

    Si actua en nombre de un intermediario no calificado o de otra sociedad colectiva extranjera que no es sociedad colectiva extranjera retenedora debera acompanar a su propia Forma W-8IMY de la Forma W-8IMY de la otra sociedad colectiva extranjera, junto con los certificados de retencion u otros comprobantes adjuntados a dicha otra forma. ESTADO DE LA SOCIEDAD COLECTIVA EXTRANJERA. Usted debera acompanar a la Forma W-8IMY de un estado que provea suficiente informacion para permitir a la entidad retenedora determinar la porcion repartible que es imputable a cada socio de las cantidades que se deben declarar a las que se refiere esta forma. La suma de las porciones repartibles de todos los socios, expresadas en porcentaje, debe ser igual al 100%. Adicionalmente, el estado referente a sus socios debe cumplir los mismos requisitos que el estado obligatorio del intermediario no calificado. Vea las instrucciones para la PARTE III - INTERMEDIARIO NO CALIFICADO en la pagina 5 de este documento.

PARTE VII - CERTIFICACION

La Forma W-8IMY debe ser firmada y fechada por una persona que este autorizada a firmar una declaracion bajo pena de perjurio en nombre de la persona cuya identificacion figura en la forma.

AVISO SOBRE LA LEY DE REDUCCION DE TRAMITES. Solicitamos la informacion requerida en esta forma para cumplir con las leyes que regulan la recaudacion de los impuestos internos de los Estados Unidos. Si usted actua en alguna de las capacidades descritas en estas instrucciones, esta obligado a facilitarnos dicha informacion. La necesitamos para asegurar que usted cumple con dichas leyes y para poder computar y cobrar la cantidad correcta de contribuciones.

    Usted no esta obligado a facilitar la informacion solicitada en una forma que este sujeta a la Ley de Reduccion de Tramites, a menos que la misma muestre un numero de control valido de la OMB (Office of Management and Budget). Los libros o registros relativos a esta forma o a sus instrucciones deberan ser conservados mientras su contenido pueda ser utilizado en la administracion de cualquier ley federal de impuestos internos. Por regla general, las declaraciones de impuestos y cualquier informacion pertinente son confidenciales, como lo requiere el articulo 6103 del Codigo Federal de Impuestos Internos.

    El tiempo que se necesita para llenar y presentar esta forma variara, dependiendo de las circunstancias individuales. El promedio de tiempo que se estima para llenar esta forma es el siguiente: ARCHIVO DE DOCUMENTOS, 7 h. 53 min.; APRENDER SOBRE LA LEY O LA FORMA, 3 h. 38 min.; PREPARAR Y ENVIAR LA FORMA AL IRS, 5 h. 8 min.

    Si desea hacer cualquier comentario sobre la exactitud de estos tiempos estimados o hacer cualquier sugerencia que ayude a que esta forma sea mas sencilla, por favor, envienos los mismos. Puede escribirnos al Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. NO ENVIE su Forma W-8IMY a tal direccion. En su lugar, entreguela a su entidad retenedora.


           (C) 1999 PRICEWATERHOUSECOOPERS. TODOS DERECHOS RESERVADOS.

Este documento es una traduccion informal del formulario official del IRS, el qual exsis solamente en Ingles


           (C) 1999 PRICEWATERHOUSECOOPERS. TODOS DERECHOS RESERVADOS.